SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: March 1, 2002

                            ENERGIZER HOLDINGS, INC.
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             (Exact name of Registrant as specified in its charter)

               MISSOURI              1-15401                No. 43-1863181
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         (State or Other     (Commission File Number)       (IRS Employer
          Jurisdiction of                                Identification Number)
          Incorporation)

     533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO               63141
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      (Address of Principal Executive Offices)                 (Zip Code)

                                 (314) 985-2000
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              (Registrant's telephone number, including area code)

Item  5.  Other  Events

The  Company  today  issued  the  following  press  release:


            ENERGIZER HOLDINGS, INC. ANNOUNCES ORGANIZATIONAL CHANGES
            ---------------------------------------------------------


St. Louis, Missouri, March 1, 2002 Energizer Holdings, Inc. [NYSE: ENR] today announced that Randy Rose, President and Chief Operating Officer, North America and Europe has resigned. Rose will be completing a number of initiatives that are in progress and managing transitional issues through the end of the fiscal year, prior to pursuing other opportunities.

"Randy has been a great agent of change in helping our organization evolve in a very competitive environment," said J. Patrick Mulcahy, Chief Executive Officer. "I am sorry to see him leave, and I wish him the best of luck and am confident he will have success in his future endeavors."

Joseph McClanathan, Vice President, North America, will succeed Randy as head of Energizer's North American operations. McClanathan joined the Eveready Battery division of Union Carbide Corporation in 1974 and has served as Vice President and Chairman, North America since June 1999.

Ward Klein, President and Chief Operating Officer, Asia Pacific and Latin America will assume responsibility for Europe and now has responsibility for all regions outside of North America.

Energizer, headquartered in St. Louis, Missouri, is one of the world's largest manufacturers of primary batteries and flashlights and a global leader in the dynamic business of providing portable power.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENERGIZER  HOLDINGS,  INC.




By: /s/ Daniel J. Sescleifer
Daniel  J.  Sescleifer
Executive  Vice  President  and  Chief  Financial  Officer

Dated:  March  1,  2002